Exhibit 10.1

MATRIX SERVICE COMPANY
SEPARATION AGREEMENT AND RELEASE OF CLAIMS
FOR PERSONS FORTY YEARS OF AGE AND OLDER

This Separation Agreement and Release of Claims (the “Agreement”) is hereby entered into between Joseph F. Montalbano (“Employee”) and Matrix Service Company, to include its parents, affiliates, and subsidiaries, and their officers, directors, employees, board of directors, representatives, administrators, attorneys, successors, assigns, agents or others working on their behalf, both collectively and individually (“MATRIX” or “Company”), and shall set forth the terms and conditions of Employee’s separation from employment with MATRIX.

1. EMPLOYMENT END DATE.    Employee’s employment with MATRIX will terminate effective March 31, 2020.

2. SEPARATION PAY.    In consideration of his/her acceptance of this Agreement, MATRIX will provide Employee with Separation Pay in the amount of Eight hundred eighty thousand seven hundred and fourteen Dollars $880,714, less customary payroll deductions (“The Separation Pay”). Employee will receive The Separation Pay in a lump sum within fourteen (14) days after his/her execution of this Agreement, provided, however, the Agreement has not been revoked by Employee in accordance with the terms herein. Also, in consideration of his/her acceptance of this Agreement, MATRIX will reimburse Employee for COBRA expenses related to medical, dental and vision benefit coverages for a period of 15 months through June 30, 2021. Employee understands and agrees that The Separation Pay is comprised of $620,214 to which he entitled under his Severance Agreement as well as an additional cash payment of $260,500 and COBRA payments to which he is not otherwise entitled by law, contract, or MATRIX Corporate policy and procedures, and that MATRIX is under no obligation to offer, pay, or tender The Separation Pay unless and until the Employee executes and signs this Agreement and knowingly and voluntarily releases the Claims described herein. The Parties agree that payment of The Separation Pay and COBRA payments shall not be construed as an admission of liability for any alleged damages or wrongdoing by MATRIX.

3. RELEASE OF ALL CLAIMS.     In exchange and consideration for The Separation Pay and other benefits stated above, Employee hereby releases MATRIX of any and all claims, liabilities or actions, known or unknown, which Employee presently has, may have or which Employee ever had against MATRIX as of the execution date of this Agreement, including but not limited to any tort claims, any contract claims, any claims for emotional distress, any claims for breach of an expressed or implied contract, claims of breach of the covenant of good faith and fair dealing, claims of breach of fiduciary duty, claims of fraud and/or misrepresentation, claims of defamation/slander/libel, claims of retaliation, discrimination or harassment, claims of intentional or negligent infliction of emotional distress, mental pain and suffering and anguish, claims of loss of future earnings or profits, impairment of economic opportunities, claims of unlawful interference with employment rights, wrongful termination, wrongful discharge and violation of public policy, or claims under federal or state statutes, including Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991; the Civil Rights Act of 1966; the Americans with Disabilities Act of 1990 (ADA), as amended by the Americans with Disabilities Act Amendments Act (ADAAA); the National Labor Relations Act, as amended; 42 U.S.C. §§1981 and 1983; the Rehabilitation Act of 1973; the Equal Pay Act of 1963, 29 USC § 201 et seq.; the Pregnancy Discrimination Act; the Genetic Information Non-Discrimination Act of 2008; the Employee Retirement Income Security Act of 1974, as amended; the Occupational Safety and Health Act; the Employee Polygraph Protection Act; the Vietnam Era Veterans Readjustment Assistance Act; the Immigration Reform and Control Act; the Family and Medical Leave Act of 1993; the Age Discrimination in Employment Act of 1967, as amended and the Older Worker Benefit Protection Act, and all other federal, state or local human rights, fair employment and other such laws which may be involved in the termination of Employee’s employment as well as any claim arising from any MATRIX policy or procedure (“Claims”).

Other than regular wages through March 31, 2021 and the payment of Employee’s accrued but unused PTO balance, Employee affirmatively states to MATRIX that he/she has been paid all amounts due him/her other than the payment to be made in conjunction with the execution of this Separation Agreement, and has no claim for any wages due and unpaid. Employee further affirmatively states to Matrix that he/she has no claim for any unpaid minimum wage or overtime pay. Finally, Employee also affirmatively states that he/she has not been deprived of any personal leave time to which he/she was entitled, and that Employee makes these affirmative statements, at least in part, to induce MATRIX to enter into this Agreement.

4. OLDER WORKERS' BENEFIT PROTECTION ACT. To comply with the Older Workers' Benefit Protection Act of 1990 (“OWBPA”), MATRIX has advised Employee of the legal requirements of the OWBPA and fully incorporates the legal requirements by reference into this Agreement as follows and in paragraph 5 below:

a.	This Agreement is written in layman's terms, and Employee understands and comprehends its terms;

b.	Employee has been advised of his/her right to consult an attorney to review this Agreement;

c.	Employee does not waive any rights or Claims that may arise after the date the Agreement is executed;

d.	Employee is receiving consideration beyond anything of value to which he/she is already entitled; and

e.	Employee acknowledges he/she has had a reasonable period of time within which to consider this Agreement.
5. CONSIDERATION PERIOD, LIMITED REVOCATION AND EFFECTIVE DATE. Employee acknowledges that he/she has been given a period of forty-five (45) calendar days during which to consider whether to enter into this Agreement. Employee further acknowledges that he/she will have seven (7) calendar days from the date he/she signs and delivers/mails a copy of the Agreement to Nancy Austin, 5100 E. Skelly Drive., Suite 100, Tulsa, OK 74135 during which time Employee may revoke the Agreement as to his/her release of Claims under the ADEA and OWBPA only, by delivering a signed and dated notice of revocation to Nancy Austin. This Agreement becomes immediately effective and enforceable as to all Claims, except those arising under the ADEA and OWBPA. This Agreement becomes effective and enforceable as to Claims under the ADEA and the OWBPA when the seven (7) day revocation period has expired if Employee has not delivered/mailed a written revocation to Nancy Austin before that time.
6. ALL CLAIMS RELEASED.    This Agreement specifically includes, but not by way of limitation, all Claims, known and unknown, asserted by or on behalf of Employee against MATRIX. Employee represents and warrants that to the best of his/her knowledge, information and belief no other person or entity is entitled to assert any claim of any kind or character based upon or arising out of and alleged to have been suffered by him/her in or as a consequence of Employee’s employment and his/her relationship with MATRIX.

7. NO ADDITIONAL CLAIMS OR LAWSUITS. Employee represents that he/she has not filed, caused to be filed, or asserted any other complaints, Claims, charges or actions against MATRIX. This includes complaints, Claims, charges or actions filed with any state, federal or local governmental agency and/or court, and any arbitrator. Employee expressly acknowledges and agrees that he/she has received payment of compensation and/or wages owed to him/her as a result of his/her former employment with MATRIX.

8. NO EFFECT ON GOVERNMENTAL ACTION. Nothing in this Agreement shall affect any state, federal or local governmental entity from enforcing employment-related laws, including, without limitation, those listed in Section 3 above.

9. COOPERATION AND ASSISTANCE. After Employee’s termination from employment with MATRIX, he/she agrees to cooperate with and assist MATRIX and its representatives and attorneys as requested with respect to any litigation, arbitrations or other dispute resolutions by being available for interviews, depositions and/or testimony in regard to any matters in which he/she was involved during his/her employment with MATRIX or with respect to which he/she has relevant information. MATRIX will reimburse Employee for his/her reasonable travel and lodging expenses in connection with this obligation, if applicable.

10. CONFIDENTIAL INFORMATION AND TRADE SECRETS. Employee agrees that Employee will not, unless required or otherwise permitted by law, disclose or divulge to any other person or entity, directly or indirectly, any confidential records or information regarding the Company, including but not limited to the following: (i) practices, policies and or procedures; (ii) trade secrets; (iii) customer names; (iv) any information regarding existing or prospective future business, planning, or development; (v) contracts or proposed contracts; (vi) financial information; (vii) staffing or personnel utilization; (viii) salary or wage levels; (ix) privileged communications; and (x) other information deemed confidential or proprietary not herein listed. Further Employee covenants that he/she has not exported any Company electronic information to anyone or to his/her home computer or any other computer.

MATRIX and Employee agree that it shall not be a violation of this Agreement for Employee to disclose a trade secret in any of the following cases:

a.where disclosure is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law;

b.where disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; or

c.where disclosure is to the Employee’s attorney who is representing the Employee in a claim that the Company retaliated against the Employee for reporting a suspected violation of law. The Employee or the Employee’s attorney may use the trade secret information in the court proceeding without violating this Agreement, only if any document containing the trade secret is filed under seal and the Employee or the Employee’s attorney does not disclose the trade secret, except pursuant to court order.

11. NON-INTERFERENCE and NON-SOLITICATION. Pursuant to section II.B.III of the Employee’s Amended and Restated Severance Agreement dated January 20, 2017 the Employee Agrees as follows:

Employee acknowledges that in recognition and consideration of the Employee’s employment, compensation and fringe benefits, and Additional Consideration, Employee covenants that he will not, for a period of one year immediately following his Employment End Date, working alone or in conjunction with one or more persons or entities, directly or indirectly: (i) solicit, contact, divert, appropriate, or receive business from, or otherwise encourage or assist any third party in soliciting, attempting to solicit, contacting, or receiving business from any Customer; provided such solicitation is for the purpose of interfering in the business of Company or related to providing competing products or services; or (ii) induce or attempt to induce any Customer from modifying, reducing, withdrawing, or terminating its business with MATRIX. Employee shall not solicit, encourage or serve any person or entity which is then engaged in the same business as MATRIX to solicit, directly or indirectly, the hire of any MATRIX employee who directly or indirectly performs or provides support of operations project execution, those with access to Customer information of the Company or trade secret or confidential information of MATRIX or any Customer. Employee shall also be prohibited from the receipt of business from a Customer of MATRIX during this time period.
“Customer” shall mean any company, entity or business of any kind whatsoever for any current or former MATRIX customers within the past three years of the date of this Agreement.
12. 401(k) AND PROFIT SHARING PLANS. Employee shall have access to all vested funds in his/her §401(k) plan and Profit Sharing Plan maintained by MATRIX, all as provided in the appropriate Plan documents and SPD’s.

13. CONFIDENTIAL AGREEMENT. Employee understands and agrees that all discussions, negotiations and correspondence relating to this Agreement and the terms thereof are strictly confidential and that this confidentiality provision is a material term of this Agreement. Accordingly, Employee understands and agrees that he/she will not, unless otherwise required or permitted by law, disclose to others any of the information regarding the terms of this Agreement, the benefit being paid under the Agreement, the existence or amount of The Separation Pay, or any information concerning the decision which resulted in the Agreement, except that he/she may disclose this information to his/her attorney, spouse, accountant, or other professional advisor to whom he/she must make such disclosures in order for them to render professional services. Employee further agrees that, in the event he/she should violate this confidentiality provision, MATRIX shall be entitled to pursue any legal and/or equitable remedies available to it, including injunctive relief and/or an action for breach of contract. The prevailing Party in any such action shall also be entitled to recover its reasonable expenses, including attorneys’ fees, incurred in the prosecution or defense of said action.

14. NO APPLICATION TO SUBSEQUENT ACTS. This Agreement does not apply to acts occurring following the execution date of this Agreement.

15. REEMPLOYMENT OR REINSTATEMENT. Employee agrees that Company has no obligation, contractual or otherwise, to rehire, reemploy or recall him/her in the future.

16. SEVERABILITY CLAUSE.    In the event that any of the terms or provisions of this Agreement are found to be legally unenforceable, then the remaining terms and conditions shall nevertheless be fully enforceable without regard to any such provision or terms that are found to be legally unenforceable.

17. SOLE CONSIDERATION. Employee affirms that the only consideration for his/her signing this Agreement are the terms stated herein; that no other promise or agreement of any kind has been made to or with him/her by any person or entity whomsoever to cause him/her to execute this Agreement, and that he/she fully understands the meaning and intent of this Agreement including, but not limited to, its final and legally binding effect.

18. BINDING UPON PARTIES AND SUCCESSORS.     This Agreement shall be binding upon the Parties, their agents, representatives, successors and assigns.

19. MODIFIED ONLY IN WRITING. This Agreement may be modified or amended only by a written document signed by the Parties. No waiver of this Agreement or of any of the promises, obligations, terms or conditions contained herein shall be valid unless it is written and signed by the Party against whom the waiver is to be enforced.

20. TAX TREATMENT.     Employee agrees that he/she will be responsible for satisfying any tax obligation that he/she may have or incur with regard to any money received from MATRIX, including but not limited to The Separation Pay. Employee expressly understands and agrees that MATRIX will report The Separation Pay to the Internal Revenue Service by way of an IRS Form W-2.

21. GOVERNING LAW AND JURISDICTION OF DISPUTES. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Oklahoma, and any action to enforce any claim hereunder shall be brought exclusively in the courts of the State of Oklahoma.

22. SECTION HEADINGS. Section headings are used herein for the convenience of reference and shall not affect the meaning of any provisions in this Agreement.

23. NON-DISPARAGEMENT. Both parties shall refrain from making any disparaging statements or causing any disparaging statements to be made about the other party, directly or indirectly, orally or in writing, to any individual, agency, organization, company, corporation, or other entity, including but not limited to representatives of the media and prospective employers. Further, neither Employee nor his/her agents, nor MATRIX nor its agents, shall directly or indirectly communicate, publish or reveal to any person or entity including any member of the news media that he/she was unjustly, unfairly, or illegally treated by MATRIX or any of its executives, Board Members, or employees of MATRIX.

24. PROTECTED RIGHTS. Notwithstanding anything herein to the contrary, Employee understands that nothing contained in this Agreement limits Employee’s ability to file a charge or complaint with the any federal, state or local governmental agency or commission (“Government Agencies”) and that this Agreement does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to MATRIX.  This Agreement does not limit Employee’s right to receive an award for information provided to any Government Agencies.

25. ENTIRE AGREEMENT. This Agreement sets forth and comprises the entire understanding, agreement, and obligations of whatever nature or kind between the parties with regard to the resolution of Employee’s employment status with MATRIX. All material representations, understandings and promises of the Parties are contained in this Agreement.

EMPLOYEE IS VOLUNTARILY AND KNOWINGLY ENTERING INTO THIS RELEASE AGREEMENT. EMPLOYEE HAS READ AND UNDERSTANDS THIS RELEASE AGREEMENT AND AGREES TO ALL OF ITS TERMS AND CONDITIONS.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties to this Agreement hereby knowingly and voluntarily execute this Agreement by signing below.

/s/ Joseph F. Montalbano         DATE: April 1, 2020
Joseph F. Montalbano

Joseph F. Montalbano
(PRINTED NAME)

MATRIX SERVICE COMPANY

BY: /s/ Justin D. Sheets         DATE: April 1, 2020

Justin D. Sheets
(PRINTED NAME)